STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

LANCE MUSICANT
5017 WILD BUFFALO AVE
LAS VEGAS, NV 89131

April 2, 2008

Job Number: C20080401-1429

Job Contents:

NV Corp Filing Acknowledgement(s):	1
File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

Special Handling Instructions:

FS COPY, REGULAR MAIL 4/2/08 MN

LANCE MUSICANT
5017 WILD BUFFALO AVE
LAS VEGAS, NV 89131

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Job Receipt

April 2, 2008

Job Number: C20080401-1429
Account Number:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20080226094-83	3/31/2008 9:50:52 AM	1	$75.00	$75.00
Total					$75.00

Payments

Type	Description	Amount
Credit	24789508040208481054	$75.00
Total		$75.00

Credit Balance: $0.00

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **OPU INC.**, did on March 31, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 2, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

March 31, 2008

Job Number	**Corporation Number**	
C20080401-1429	E0213382008-3	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20080226094-83	March 31, 2008 09:50:52 AM

Corporation Name	**Resident Agent**
OPU INC.	LANCE MUSICANT

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080226094-83 Filing Date and Time 03/31/2008 9:50 AM Entity Number E0213382008-3

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	OPU INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Lance Musicant Name 5017 Wild Buffalo Ave — Las Vegas — Nevada 89131 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 60,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Lance Musicant Name 5017 Wild Buffalo Ave — Las Vegas — NV 89131 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: Nutritional Products
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Lance Musicant — X *Lance Musicant* Name — Signature 5017 Wild Buffalo Ave — Las Vegas — NV 89131 Address — City — State Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X *Lance Musicant* — 03/31/208 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
OPU INC.

ARTICLE I
NAME

The name of the Corporation shall be: OPU INC.

ARTICLE II
PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III
PURPOSES AND POWERS

The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity as provided by the laws of the State of Nevada.

ARTICLE IV
AUTHORIZED SHARES

The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 60,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class which the corporation shall have authority to issue are as follows:

(a) 50,000,000 shares of common stock, $0.001 par value ("Common Stock");

(b) 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of

shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

ARTICLE V
ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE VI
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

ARTICLE VII
LIMITATION ON LIABILITY

A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

ARTICLE VIII
PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the Corporation's registered office in the state of Nevada is 5017 Wild Buffalo Ave, Las Vegas, Nevada 89131. The name of its resident agent in the state of Nevada is Stephen Cartisano. Either the registered office or the resident agent may be changed in the manner provided by law.

ARTICLE IX
AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE X
ADOPTION AND AMENDMENT OF BYLAWS

The board of directors shall adopt the original bylaws, or shall adopt other bylaws in their discretion. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

ARTICLE XI
DIRECTORS

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20080226094-83
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/31/2008 9:50 AM Entity Number E0213382008-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	OPU INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Lance Musicant Name 5017 Wild Buffalo Ave — Las Vegas — Nevada 89131 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 60,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Lance Musicant Name 5017 Wild Buffalo Ave — Las Vegas — NV 89131 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Nutritional Products
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Lance Musicant — X [signature] Name — Signature 5017 Wild Buffalo Ave — Las Vegas — NV 89131 Address — City — State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 03/31/208 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised 01-01-07

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
OPU INC.

ARTICLE I
NAME

The name of the Corporation shall be: OPU INC.

ARTICLE II
PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III
PURPOSES AND POWERS

The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity as provided by the laws of the State of Nevada.

ARTICLE IV
AUTHORIZED SHARES

The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 60,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class which the corporation shall have authority to issue are as follows:

(a) 50,000,000 shares of common stock, $0.001 par value ("Common Stock");

(b) 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of

shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

ARTICLE V
ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE VI
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

ARTICLE VII
LIMITATION ON LIABILITY

A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

ARTICLE VIII
PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the Corporation's registered office in the state of Nevada is 5017 Wild Buffalo Ave, Las Vegas, Nevada 89131. The name of its resident agent in the state of Nevada is Stephen Cartisano. Either the registered office or the resident agent may be changed in the manner provided by law.

ARTICLE IX
AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE X
ADOPTION AND AMENDMENT OF BYLAWS

The board of directors shall adopt the original bylaws, or shall adopt other bylaws in their discretion. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

ARTICLE XI
DIRECTORS

The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one or more than seven directors.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Resident Agent Acceptance

ABOVE SPACE IS FOR OFFICE USE ONLY

General Instructions for this form:

1. Please print legibly or type; Black Ink Only
2. Complete all fields. Do not highlight
3. Ensure that document is signed in signature field.

In the matter of OPU INC.
(Name of business entity)

I, Lance Musicant
(Name of resident agent)

hereby state that on 03/31/2008 (Date) I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

5017 Wild Buffalo Ave
(MANDATORY) Physical Street Address — Suite number

Las Vegas — NEVADA — 89131
City — Zip Code

Optional: (address where mail will be sent)

(OPTIONAL) Additional Mailing Address — Suite number

City — State — Zip Code

Signature:
X Lance Musicant — 03/31/208
Authorized Signature of R.A. or On Behalf of R.A. Company — Date

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FILE NUMBER

E0213382008-3

OPU INC.

(Name of Corporation)

FOR THE FILING PERIOD OF MAR, 2008 TO MAR, 2009. Due by Apr 30, 2008

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

LANCE MUSICANT

5017 WILD BUFFALO AVE

LAS VEGAS NV 89131

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses either residence or business, for all officers and directors. A **President, Secretary, Treasurer, or equivalent of and all Directors** must be named. Have an **officer sign** the form. FORM WILL BE RETURNED IF UNSIGNED
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee, if no capitalization. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. Make your check payable to the **Secretary of State**. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ____________

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME		TITLE(S) PRESIDENT (OR EQUIVALENT OF)	
ADDRESS	CITY	St	Zip
NAME		TITLE(S) SECRETARY (OR EQUIVALENT OF)	
ADDRESS	CITY	St	Zip
NAME		TITLE(S) TREASURER (OR EQUIVALENT OF)	
ADDRESS	CITY	St	Zip
NAME		TITLE(S) DIRECTOR	
ADDRESS	CITY	St	Zip

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer Title Date

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: nvsos.gov

Instructions for Initial List and Resident Agent Form

ATTENTION: You may now file your initial or annual list online at http://nvsos.gov

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION: **Pursuant to NRS, the Initial List and Resident Agent form *MUST* be in the care, custody and control of the Secretary of State by the close of business on the last day of the first month following the organization date. (Postmark date is not accepted as receipt date in the Office of the Secretary of State.)**

As of November 1, 2003 the filing fee for a initial list is $125.00. Nonprofit corporation initial lists are $25.00.

TYPE or PRINT the following information on the Initial List and Resident Agent Form:

1. **The *FILE NUMBER* and *NAME* of the entity *EXACTLY* as it is registered with this office.**
2. **The *FILING PERIOD* is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.**
3. **The name and address of the *RESIDENT AGENT and OTHER* names and addresses as required on the list should be entered in the boxes provided on the form. Limited-Liability Companies MUST indicate whether *MANAGER or MANAGING MEMBER* is being listed.**
4. **The *SIGNATURE*, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.**
5. **Completed *FORM, FEES and applicable PENALTIES* must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.**

ADDITIONAL FORMS may be obtained on our website at http://nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $75.00 fee.

NOTE: The Las Vegas Satellite Office will only accept ***expedited*** filings. Regular filings must be sent to the Carson City address.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

Secretary of State
Status Division
202 N. Carson Street
Carson City, NV 89701-4201
775-684-5708 Fax 775-684-7123

(This Office Accepts Expedited Filings Only)
Secretary of State-Satellite Office
Commercial Recordings Division
555 E. Washington Avenue, Suite 4000
Las Vegas, NV 89101
702-486-2880 Fax 702-486-2888